EX-99.1(d)
                              ARTICLES OF AMENDMENT

                                       OF

                                 GBG FUNDS, INC.

     GBG Funds, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Incorporation of the Corporation are amended by striking out Article Second and inserting in lieu thereof the following:

     SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                                GIAC FUNDS, INC.

     SECOND: The foregoing amendment to the charter of the Corporation was approved unanimously by the Board of Directors of the Corporation; the charter amendment is limited to a change expressly permitted by Section 2-605 of Title 2 of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders and the Corporation is registered as an open-end company under the Investment Company Act of 1940.

          IN WITNESS WHEREOF, GBG Funds, Inc. has caused these Articles of Amendment to be signed on this 2nd day of April, 1997 in its name and on its behalf by its duly authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation and that, to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of the Articles of Amendment are true in all material respects and that this statement is made under penalties of perjury.


                                                GBG Funds, Inc.


                                                By:
                                                   -----------------------------
                                                         John M. Smith
                                                            President

ATTEST:


------------------------------
Joseph A. Caruso
Secretary